Exhibit 5
Christensen, Moore, Cockrell, Cummings
& Axelberg, P.C.

Dana L. Christensen
Mikel L. Moore
[Also Admitted in Arizona]
Dale R. Cockrell
[Also Admitted in South Dakota
and Colorado]
Steven E. Cummings
Tracy Axelberg
Sean P. Goicoechea
Two Medicine Building
160 Heritage Way, Suite 104
Kalispell, MT 59901
•
P.O. Box 7370
Kalispell, MT 59904-0370
Office: (406) 751-6000
Fax: (406) 756-6522

October 30, 2008
The Board of Directors
Glacier Bancorp, Inc.
49 Commons Loop
Kalispell, Montana 59901
     Re:       Registration Statement on Form S-3
Ladies and Gentlemen:
     We have acted as special counsel for Glacier Bancorp, Inc., a Montana corporation (“Glacier”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”) of Glacier common stock, $0.01 par value per share, Glacier preferred stock, $0.01 par value per share, and Glacier common stock purchase warrants (collectively, the “Securities”), in the maximum aggregate amount of $250,000,000, covered by the above-referenced Registration Statement and any amendments thereto (the “Registration Statement”) filed by Glacier with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended.
     In connection with the Securities that will be registered and issued under the Registration Statement, we have examined the following: (i) the Registration Statement and related form of prospectus included therein (the “Prospectus”) to be filed by Glacier with the Commission; (ii) resolutions adopted by the Board of Directors of Glacier (“Board of Directors”) relating to the authorization and approval of the registration of the Securities under the Registration Statement; and (iii) such other documents as we have deemed necessary to form the opinion expressed below. As to various questions of fact material to such opinion, where relevant facts were not independently established, we have relied upon statements of officers of Glacier or representations of Glacier contained in the Registration Statement. We have assumed without independent investigation or review, the accuracy and completeness of the facts and representations and warranties contained in the documents listed above or otherwise made known to us.
     Our opinion assumes that the issuance of Securities covered by the Registration Statement by Glacier from time to time will be approved by the Board of Directors, in accordance with Montana law and the Articles of Incorporation and Bylaws of Glacier (such approval being referred to herein as the “Corporate Proceedings”). Our opinion further assumes that (1) upon issuance of common shares and common share purchase warrants under the

Glacier Bancorp, Inc.
October 30, 2008

Registration Statement, the total number of common shares then issued and outstanding plus the total number of common shares that would be issued and outstanding if all issued common stock purchase warrants were exercised will not exceed the total number of common shares that Glacier is then authorized to issue under its Articles of Incorporation and (2) upon issuance of preferred shares under the Registration Statement, the total number of preferred shares then issued and outstanding will not exceed the total number of preferred shares that Glacier is then authorized to issue under its Articles of Incorporation.
     Based upon and relying solely upon the foregoing, we advise you that in our opinion, upon completion of all Corporate Proceedings relating to the Securities, or any portion thereof, the Securities will be duly authorized and, when and if delivered against payment therefor in accordance with the Corporate Proceedings, will be validly issued under the laws of the State of Montana, and will be fully paid and nonassessable.
     We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.
     This opinion letter is limited to the application of the laws of the State of Montana and the federal laws of the United States of America, and we express no opinion as to the laws of any other jurisdictions.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the legal reference to this firm under the caption “Certain Legal Matters” as having passed upon the validity of the Securities. In giving such consent, we do not thereby admit that we are experts within the meaning of the Act.
Very truly yours,
Christensen, Moore, Cockrell, Cummings &
Axelberg, P.C.
/s/ Christensen, Moore, Cockrell, Cummings &
     Axelberg, P.C.